UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2022

ZYVERSA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41184	86-2685744
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2200 N. Commerce Parkway, Suite 208 Weston, Florida	33326
(Address of principal executive offices)	(Zip Code)

(754) 231-1688

(Registrant’s telephone number, including area code)

Larkspur Health Acquisition Corp.

100 Somerset Corporate Blvd., 2nd Floor

Bridgewater, New Jersey 08807

(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZVSA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” “New ZyVersa,” “ZyVersa,” and the “Company” refer to ZyVersa Therapeutics, Inc., a Delaware corporation (f/k/a Larkspur Health Acquisition Corp., a Delaware corporation), after giving effect to the Business Combination (as defined below), and as renamed ZyVersa Therapeutics, Inc., and where appropriate, our wholly-owned subsidiaries (including Old ZyVersa, as defined below) following the Closing Date (as defined below). Furthermore, unless otherwise stated or unless the context otherwise requires, references to “Larkspur” refer to Larkspur Health Acquisition Corp., a Delaware corporation, prior to the Closing Date, and references to “Old ZyVersa” refer to ZyVersa Therapeutics, Inc., a Florida corporation, prior to the Closing Date. All references herein to the “Board” refer to the board of directors of the Company.

On December 12, 2022, the parties closed its business combination (the “Business Combination”) pursuant to the terms of that certain Business Combination Agreement (as amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), dated as of July 20, 2022, by and among (i) ZyVersa, (ii) the Securityholder Representative (as defined in the Business Combination Agreement) named therein, (iii) Larkspur, and (iv) Larkspur Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Larkspur (“Merger Sub”).

A Form 8-K was filed with the Securities and Exchange Commission (the “SEC”) on December 13, 2022 with respect to the transactions reporting a number of matters and including Form 10 information. This Form 8-K/A is being filed to replace the Unaudited Pro Forma Information with respect to the completed business combination for the nine months ended September 30, 2022 and the year ended December 31, 2021, included as Exhibit 99.6.

Item 9.01. Financial Statements and Exhibits.

(a) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of Larkspur and Old ZyVersa as of September 30, 2022 and for the year ended December 31, 2021 and the nine months ended September 30, 2022 is set forth in Exhibit 99.6 hereto and is incorporated herein by reference.

This amendment (the “Amendment”) to the current report on Form 8-K/A filed on December 16, 2023 (the “Original 8-K/A”) is being filed solely to replace entirely the unaudited pro forma condensed combined financial information included on the Original 8-K/A. The unaudited pro forma condensed combined financial information previously reflected management’s estimates based on information available at the consummation of the Business Combination and was subject to change as additional information became available and analysis was performed. The Company is updating the unaudited pro forma condensed combined financial information upon completion of its analysis to now reflect the Business Combination as a forward merger of Old ZyVersa as it was determined that Old ZyVersa is a variable interest entity. The unaudited pro forma condensed combined financial information and related notes thereto reflects fair value adjustments to the net assets of Old ZyVersa acquired by the Company, which primarily consist of in-process research and development intangible assets which are indefinite-lived.

All other information contained on the Original 8-K/A and the current report on Form 8-K filed on December 13, 2022 remains unchanged.

(c) Exhibits.

Exhibit	Description
99.6*	Unaudited pro forma condensed combined financial information of the Company as of and for the nine months ended September 30, 2022 and the year ended December 31, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2023
	By:	/s/ Stephen Glover
	Name:	Stephen C. Glover
	Title:	Chief Executive Officer